Exhibit (a)(1)(C)
NOTICE OF WITHDRAWAL
OF SURRENDER OF
CARNIVAL CORPORATION
2% CONVERTIBLE SENIOR DEBENTURES DUE 2021
CUSIP Numbers: 143658 AN2 and 143658 AM4
Pursuant to the Company Notice
dated March 18, 2005
      THIS OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON APRIL 15, 2005 (THE “PURCHASE DATE”). REGISTERED HOLDERS OF SECURITIES MUST DELIVER A PURCHASE NOTICE PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE PURCHASE DATE IN ORDER TO RECEIVE THE PURCHASE PRICE. SECURITIES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN MIDNIGHT, NEW YORK CITY TIME, ON THE PURCHASE DATE. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL PURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.
The Paying Agent is:
U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance Department
Tel: (800) 934-6802
      All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice, dated March 18, 2005, and the accompanying Purchase Notice, of Carnival Corporation, a company organized under the laws of the Republic of Panama (the “Company”), relating to the purchase by the Company, at the option of the holder thereof, of the Company’s 2% Convertible Senior Debentures due 2021 (the “Securities”), which are subject to a guarantee pursuant to the Carnival plc (formerly P&O Princess Cruises plc) Deed of Guarantee, dated as of April 17, 2003, between Carnival Corporation and Carnival plc, a public limited company organized under the laws of England and Wales (“Carnival plc”), for $1,010 per $1,000 principal amount at maturity of the Securities, subject to the terms and conditions of the Indenture and the Option.
      This Notice of Withdrawal is to be completed by registered holders of Securities desiring to withdraw the surrender of such Securities in the Option if (i) Securities have been previously surrendered to the Paying Agent by the delivery of a Purchase Notice, or (ii) delivery of such Securities has been previously made by book-entry transfer to the Paying Agent’s account at the Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Securities for Purchase” in the Company Notice.

Ladies and Gentlemen:
      The undersigned hereby withdraws the undersigned’s surrender to the Company for purchase of the Securities described below, which Securities were previously surrendered for purchase pursuant to the Company Notice.
      The undersigned understands that the withdrawal of Securities previously surrendered in this Option, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Purchase Notice. Such withdrawn Securities may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Purchase Notice.
      All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.
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NOTE: SIGNATURES MUST BE PROVIDED
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF SECURITIES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)	Securities Surrendered for Purchase
(Please fill in exactly as name(s) appear(s) on Securities)(1)	(Attach additional signed list, if necessary)

Principal
	Security	Amount	Principal
	Certificate	Represented by	Amount to be
	Numbers(2)	Certificates	Surrendered

Total Amount Being Withdrawn:

(1) Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.
(2) Need not be completed if Securities are being surrendered for purchase by book-entry transfer.
(3) If you desire to surrender for purchase less than the entire principal amount evidenced by the Securities listed above, please indicate in this column the portion of the principal amount of such Securities that you wish to surrender for purchase, otherwise, the entire principal amount evidenced by such Securities will be deemed to have been surrendered for purchase.

METHOD OF DELIVERY
(Please Print)

☐	CHECK HERE IF SECURITIES WERE PHYSICALLY DELIVERED HEREWITH.

☐	CHECK HERE IF SECURITIES WERE OR ARE TO BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC, AND COMPLETE THE FOLLOWING:
Name of surrendering institution:

DTC account number:

Contact person:

Address:

(include zip code)
Telephone (with international dialing code):

Facsimile (with international dialing code):

Date surrendered:

Transaction code number:

SIGNATURE
(To Be Completed By All Registered Holders of Securities Being Withdrawn)
Must be signed by each registered Holder exactly as such Holder’s name appears on the Securities or on a security position listing or by a person authorized to become a registered Holder of the Securities by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title. For multiple Holders, attach separate signature pages for each such Holder.

Signature:
Date:

Name:

Capacity (full title):

Area code and telephone number:

Taxpayer identification number/ Social Security number:

Address:

(include zip code)

The Guarantee Below Must be Completed in Accordance with the
Instructions set forth in the Purchase Notice.
GUARANTEE OF SIGNATURE(S)
(See Instructions 2 and 5 set forth in the Purchase Notice)
Authorized signature:

Date:

Name:

Capacity (full title):

Name of eligible institution:

Area code and telephone number:

Address:

(include zip code)